UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 26, 2018 (Date of earliest event reported)

ANAPTYSBIO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10421 Pacific Center Court, Suite 200 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 362-6295

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2018, the Compensation Committee of AnaptysBio, Inc. (the “Company”) approved certain changes to the existing employment agreements of the Company’s executive officers (the “Executive”).

The severance benefits have been amended such that if the Company’s Chief Executive Officer (“CEO”) is terminated without “cause” or resigns for “good reason” (each as defined below), in each case upon the occurrence of, or within the thirteen months immediately following, the effective date of a change in control (as defined in the Company’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”)), provided that such officer delivers to the Company a signed release, he will be entitled to receive (i) a lump sum cash payment in an amount equal to 18 months of his base salary, (ii) reimbursement for any monthly COBRA premium payments for 18 months, subject to customary limitations, and (iii) accelerated vesting of 100% of all of the unvested stock or equity awards held by the CEO, if any.

If the Company’s Chief Financial Officer, Chief Scientific Officer or Chief Medical Officer is terminated without cause or resigns for good reason, in each case upon the occurrence of, or within the thirteen months immediately following, the effective date of a change in control (as defined in the Plan), provided that such officer delivers to the Company a signed release, such officer will be entitled to receive (i) a lump sum cash payment in an amount equal to 12 months of such officer’s base salary, (ii) reimbursement for any monthly COBRA premium payments for 12 months, subject to customary limitations, and (iii) accelerated vesting of 100% of all of the unvested stock or equity awards held by such officer, if any.

Under the employment agreements, “cause” generally means the occurrence of any one or more of the following: (i) executive’s commission of any crime involving fraud, dishonesty or moral turpitude; (ii) executive’s attempted commission of or participation in a fraud or act of dishonesty against the Company that results in (or might have reasonably resulted in) material harm to the business of the Company; (iii) executive’s intentional, material violation of any contract or agreement between executive and the Company or any statutory duty executive owes to the Company; or (iv) executive’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company; provided, however, that the action or conduct described in clauses (iii) and (iv) above will constitute “Cause” only if such action or conduct continues after the Company has provided executive with written notice thereof and thirty (30) days to cure, or otherwise remedy to the extent possible under direct control of the Executive, the same.

Under the employment agreements, as they will be amended, “good reason” means (i) the assignment to Executive of any duties or responsibilities that results in a material diminution in Executive’s function as in effect immediately prior to the effective date of the Change in Control; provided, however, that it will be considered a material diminution in Executive’s function if, following a Change in Control, the Executive is not reporting directly to, in the case of the CEO, the Company’s corporate board of directors (or in the event of a Change in Control where the Company becomes a subsidiary of another company or ceases to exist, the corporate board of directors of the ultimate parent entity resulting from such Change in Control) and in the case of the other executive officers, the chief executive officer who is in turn reporting to the Company’s (or if applicable ultimate parent entity’s) corporate board of directors; (ii) a reduction by the Company in Executive’s annual base salary as in effect on the effective date of the Change in Control; provided, however, that Good Reason shall not be deemed to have occurred in the event of a reduction in Executive’s annual base salary that is pursuant to a salary reduction program affecting substantially all of the employees of the Company and that does not adversely affect Executive to a greater extent than other similarly situated employees; or (iii) a relocation of Executive’s primary business office to a location more than 50 miles from the location of Executive’s primary business office as of the effective date of the Change in Control, except for required travel by Executive on the Company’s business to an extent substantially consistent with Executive’s business travel obligations prior to the effective date of the Change in Control. In all events, in order for a termination for Good Reason to occur, the Executive must provide the Company with written notice of the condition constituting Good Reason within 90 days of the initial occurrence of such condition, and allow the Company a 30-day cure period in which to cure such condition, and the Executive must resign employment within 10 days of the end of such 30-day cure period if the Company does not cure the condition in such cure period. For clarity, “corporate board of directors” as used in the definition of Good Reason means the Company’s (or if applicable ultimate parent entity’s) board of directors as such term is used in Section 141 of the Delaware General Corporation Law, or if the Company (or if applicable ultimate parent entity) is not a corporation organized under Delaware law, the most senior governing body of the Company (or if applicable ultimate parent entity) the majority of which is comprised of non-employee and independent members and has responsibility and authority for managing the business and affairs of the Company (or if applicable ultimate parent entity).

The foregoing description of executive employment agreements is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual employment agreements, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AnaptysBio, Inc.

Date: January 31, 2018	By:	/s/ Dominic Piscitelli
	Name:	Dominic Piscitelli
	Title:	Chief Financial Officer